Exhibit 3.2

FORM NO. 6	Registration No. 28852

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do hereby certify that on the 20th day of July, 2000

Tyco Holdings (Bermuda) No. 15 Limited

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

[Seal]	Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 21st day of July, 2000

/s/
for Acting Registrar of Companies

Registration No. 28852

BERMUDA

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Tyco Holdings (Bermuda) No. 15 Limited by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Tyco Healthcare Ltd. on the 20th day of December, 2006.

[Seal]	Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 21st day of December, 2006

/s/
for Registrar of Companies